UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2009

Medis Technologies Ltd.
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-30391 (Commission File No.)	13-3669062 (IRS Employer Identification No.)

805 Third Avenue
New York, New York 10022
(Address of principal executive offices)

Registrant’s telephone number:  (212) 935-8484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in our press release of April 8, 2009, on April 2, 2009, we received a letter from the Nasdaq Stock Market (“Nasdaq”) informing us that based on our stockholders’ deficit as reported in our Annual Report on Form 10-K for the period ended December 31, 2008, we do not comply with the minimum $10 million stockholders’ equity requirement for continued listing on the Nasdaq Global Market under Nasdaq Marketplace Rule 4450(a)(3) (which has since been superseded by Nasdaq Listing Rule 5450(b)(1)(A)) (the “Rule”).

In addition, as previously disclosed in our Form 8-K filed on June 22, 2009, on June 17, 2009, we received a letter from Nasdaq informing us that, based on Nasdaq’s further review of us and the materials that we submitted to Nasdaq on April 17, 2009 and May 13, 2009, Nasdaq has determined to grant us an extension until July 16, 2009 to regain compliance with the Rule.

On July 17, 2009, we received a notice from Nasdaq informing us that we are still not in compliance with the minimum stockholders’ equity for continued listing on the Nasdaq Global Market.  Nasdaq has notified us that unless we appeal this determination, trading of our common stock would be suspended at the opening of the market on July 28, 2009.

We will request a hearing before a Nasdaq Hearing Panel to present our plan for listing on the Nasdaq Capital Market.  We had already requested, on July 15, 2009, that our common stock be transferred to the Nasdaq Capital Market in accordance with the application submitted by us on April 17, 2009.  The hearing request will stay the delisting of the our securities pending the panel’s decision.

The Nasdaq Capital Market operates in the same manner as the Nasdaq Global Market, and listed companies must meet certain financial requirements and corporate governance standards.  We believe that we will meet the majority of the requirements for listing on the Nasdaq Capital Market, and we will request a waiver of certain requirements due to the continued implementation of restructuring initiatives which we believe will allow us to maintain compliance in the future.

We issued a press release regarding the aforementioned events, a copy of which is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired - None

(b)           Pro Forma Financial Information - None

(c)           Shell Company Transactions - None

(d)           Exhibits:

Exhibit No.	Description

99.1	Press Release dated July 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    July 23, 2009
MEDIS TECHNOLOGIES LTD.

By:	/s/ Stephen Crea
Name: Stephen Crea
Title: Chief Financial Officer